File No. 70-8733

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                Amendment No. 14
                        (Post-Effective Amendment No. 11)
                                       to
                           APPLICATION OR DECLARATION

                                       on
                                    FORM U-1

                                      under

                 The Public Utility Holding Company Act of 1935

   THE SOUTHERN COMPANY                                SOUTHERN ENERGY INC.
270 Peachtree Street, N.W.                              900 Ashwood Parkway
  Atlanta, Georgia 30303                                     Suite 500
                                                      Atlanta, Georgia 30338

                         SOUTHERN ENERGY RESOURCES, INC.
                               900 Ashwood Parkway
                                    Suite 500
                             Atlanta, Georgia 30338

             (Name of company or companies filing this statement and
                   addresses of principal executive offices)

                              THE SOUTHERN COMPANY

 (Name of top registered holding company parent of each applicant or declarant)

  Tommy Chisholm, Secretary                        Marce Fuller, President
    The Southern Company                            Southern Energy, Inc.
 270 Peachtree Street, N.W.                          900 Ashwood Parkway
   Atlanta, Georgia 30303                                 Suite 500
                                                   Atlanta, Georgia 30338

                   (Names and addresses of agents for service)

        The Commission is requested to mail signed copies of all orders, notices and communications to:

      W. L. Westbrook                                   Marce Fuller, President
 Financial Vice-President                                Southern Energy, Inc.
   The Southern Company                                   900 Ashwood Parkway
270 Peachtree Street, N.W.                                     Suite 500
  Atlanta, Georgia 30303                                 Atlanta, Georgia 30338

                                John D. McLanahan
                             Robert P. Edwards, Jr.
                              Troutman Sanders LLP
                           600 Peachtree Street, N.E.
                                   Suite 5200
                           Atlanta, Georgia 30308-2216



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Item 1. Description of the Transaction.

         Item 1.2 as filed in Amendment No. 13 (Post-Effective No. 10) is hereby amended to read as follows:

         "1.2 Proposed Modification to Supplemental Order

         Southern Energy, Inc. (formerly SEI Holdings, Inc.) now requests a modification of and an extension to the Supplemental Order which would permit Southern Energy, Inc. and each current and future subsidiary of Southern Energy, Inc., none of which are public utility companies under the Act, to pay dividends with respect to the securities of such companies, from time to time through October 15, 2002, out of capital or unearned surplus (including revaluation reserve), to the extent permitted under applicable law. The applicants further request that the Commission reserve jurisdiction over the payment of such dividends after June 30, 2001."

Item 2. Fees, Commissions and Expenses.

         The fees, commissions and expenses paid or incurred and to be paid or incurred in connection with the proposals contained herein are estimated not to exceed $5,000.


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                                    SIGNATURE

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: June 28, 2000

                                       THE SOUTHERN COMPANY

                                       By:   /s/Tommy Chisholm
                                                Tommy Chisholm
                                                  Secretary

                                       SOUTHERN ENERGY, INC.

                                       By:  /s/Sam H. Dabbs, Jr.
                                               Sam H. Dabbs, Jr.
                                              Assistant Secretary

                                       SOUTHERN ENERGY RESOURCES, INC.

                                       By:  /s/Sam H. Dabbs, Jr.
                                               Sam H. Dabbs, Jr.
                                             Assistant Secretary